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                                                                      EXHIBIT 11

            UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


                                                                Three Months Ended March 31,
                                                                ----------------------------
                                                                    1995             1994
                                                                -----------     ------------
                                                          (in thousands, except per share amounts)
Primary Earnings Per Share
- --------------------------
        Income available to common shareholders:
        ----------------------------------------
        Income from continuing operations   . . . . . . . .     $   12,824      $     13,477
        Less: Income (loss) from discontinued operations  .           (128)              233
                                                                -----------     ------------

        Total   . . . . . . . . . . . . . . . . . . . . . .     $   12,696      $     13,710
                                                                ===========     ============

        Weighted average number of common and
        common equivalent shares:
        --------------------------------------------
        Average common shares outstanding   . . . . . . . .         13,629            13,552
        Add: Dilutive effect of stock options after
                application of treasury stock method  . . .            452               850
                                                                -----------     ------------
        Total   . . . . . . . . . . . . . . . . . . . . . .         14,081            14,402
                                                                ===========     ============

        Earnings (loss) per share:
        --------------------------
        Income from continuing operations   . . . . . . . .     $      .91      $        .93
        Income (loss) from discontinued operations  . . . .           (.01)              .02
                                                                -----------     ------------

        Total   . . . . . . . . . . . . . . . . . . . . . .     $      .90      $        .95
                                                                ===========     ============

Fully Diluted Earnings Per Share
- --------------------------------
        Income available to common shareholders:
        ----------------------------------------
        Income from continuing operations   . . . . . . . .     $   12,824      $     13,477
        Less: Income (loss) from discontinued operations  .           (128)              233
                                                                -----------     ------------

        Total   . . . . . . . . . . . . . . . . . . . . . .     $   12,696      $     13,710
                                                                ===========     ============

        Weighted average number of common and
        all dilutive contingent shares:
        -----------------------------------------------
        Average common shares outstanding   . . . . . . . .         13,629            13,552
        Add: Dilutive effect of stock options after
                application of treasury stock method  . . .            494               850
                                                                -----------     ------------
        Total   . . . . . . . . . . . . . . . . . . . . . .         14,123            14,402
                                                                ===========     ============

        Earnings (loss) per share:
        --------------------------
        Income from continuing operations   . . . . . . . .     $      .91      $        .93
        Income (loss) from discontinued operations  . . . .           (.01)              .02
                                                                -----------     ------------

        Total   . . . . . . . . . . . . . . . . . . . . . .     $      .90      $        .95
                                                                ===========     ============





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